Exhibit 32.2

CERTIFICATION OF
PRINCIPAL ACCOUNTING OFFICER
OF APPLIED NATURAL GAS FUELS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Edward McKenna, Jr., Chief Financial Officer of Applied Natural Gas Fuels, Inc. (the “Company”), hereby certify that, to my knowledge, the accompanying Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2011 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2011	By:	/s/ Edward McKenna, Jr.
Edward McKenna, Jr.
Principal Accounting Officer